Exhibit 99.1

Press Release

Contacts:	Susan Lehman Rockpoint Public Relations 510.832.6006 susan@rockpointpr.com	Daniel K. Atler, CFO Ikanos Communications 510.438.5329 datler@ikanos.com

IKANOS COMMUNICATIONS ANNOUNCES RECORD REVENUES

FOR SECOND QUARTER 2006

Recent Highlights

•                  5th consecutive quarter of record revenues

•                  15% Sequential Revenue Growth, Quarterly Year over Year Growth of 115%

•                  Ikanos Powers Calix’s North American IPTV Rollout

•                  Industry’s first IPTV-optimized, Multi-mode VDSL2 chipsets Introduced

FREMONT, Calif., July 31, 2006 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading developer and provider of Fiber Fast™ broadband solutions, today reported record revenues for the second quarter of 2006. “Ikanos’ record second quarter revenue reflects our continuing leadership in delivering the technology that carriers need to offer IPTV and interactive broadband services,” said Rajesh Vashist, chairman and CEO of Ikanos Communications. “ Along with our high-performance residential gateway products, we continue to extend our leadership in delivering highly integrated, end-to-end solutions for infrastructure and customer premises equipment.”

Financial Highlights

Net revenues in the second quarter of 2006 was $41.2 million, a sequential increase of 15% from the $35.8 million reported for the first quarter of 2006 and an increase of 115% from the $19.2 million reported for the second quarter of 2005.

Ikanos reports net income (loss) and basic and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis.  Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, certain expenses incurred in connection with a common stock offering, and certain expenses resulting from the acquisition of the network processing assets of Analog Devices, Inc.,  including amortization of intangible assets, fair value adjustment of the acquired inventory, and in-process research and development charge.  Ikanos has provided these measures because management believes these additional non-GAAP measures are useful to investors for performing financial analysis because they highlight the Ikanos’ recurring operating results.  Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future periods.  However, non-GAAP measures are not a substitute for GAAP measures.  For a reconciliation of GAAP versus non-GAAP financial information on a quarterly basis, please see the attached schedules.

GAAP net loss for the second quarter of 2006 was $2.2 million, or $0.08 per diluted share, on 27.1 million weighted average shares. This compares with a net loss of $1.4 million, or $0.06 per diluted share, on 24.5 million weighted average shares in the first quarter of fiscal 2006 and with a net loss of $0.4 million, or a loss of $0.24 per diluted share, on 1.8 million weighted average shares in the second quarter of 2005.

Non-GAAP net income for the second quarter of 2006 was $3.0 million, or $0.10 per diluted share, on 28.9 million weighted average shares. This compares with non-GAAP net income of $5.0 million or $0.19 per diluted share, in the first quarter of fiscal 2006 and with a non-GAAP net income of $1.9 million, or $0.10 per diluted share in the second quarter of 2005.

Net revenues for the six months ended June 30, 2006 was $77.0 million, an increase of 144%, compared with the $31.5 million reported for the six months ended June 30, 2005.

GAAP net loss for the six months ended June 30, 2006 was $3.6 million, or $0.14 per diluted share, on 25.7 million average shares outstanding. This compares with a net loss of $4.3 million or $2.38 per diluted share, on 1.8 million average shares outstanding in the six months ended June 30, 2005.

Non-GAAP net income for the six months ended June 30, 2006 was $8.0 million, or $0.28 per diluted share, compared with non-GAAP net loss of $0.4 million, or $0.24 per diluted share, for the six months ended June 30, 2005. Average shares used in computing non-GAAP net income (loss) per diluted share for the six months ended June 30, 2006 increased to 27.9 million, compared with 1.8 million for the six months ended June 30, 2005.

Company Highlights

During the second quarter, Ikanos announced the following customer deployments:

•                  Calix selected Ikanos as the VDSL2 chipset provider to power their E-series IP Service Edge Node (SEN). Ikanos offers very high density, low-power chipsets for multi-mode applications, which are designed to enable Calix to offer cost effective, high-bandwidth VDSL2 and ADSL2+ services in Fiber-to-the-Node (FTTN) and Multi-Dwelling Unit (MDU) applications.

•                  Korean-based OEMs Dasan Networks, Inc., Millinet Co. Ltd. and Woojyun Systec selected Ikanos’ Fx10050-4-HD multi-mode (VDSL2, VDSL, ADSL2+, ADSL) chipset for their next generation Fiber to the Building (FTTB) and Central Office / Remote Terminal (CO/RT) platforms.

•                  Erenis, a company known for innovative broadband services in France, is deploying Ikanos-based VDSL equipment to deliver interactive broadband services to its customers. Erenis standardized on the Ikanos technology due to its proven track record with millions of subscribers, ensuring that Erenis will get excellent performance, reliability and stability.

Outlook

•                  Net revenues are expected to be between $40 million and $43 million in the third quarter of 2006.

•                  Non-GAAP Gross Margins* are expected to be between 45% and 47% in the third quarter of 2006. GAAP gross margins in the third quarter of 2006 will be lower than non-GAAP gross margins, as they will include amortization of acquisition-related intangibles preliminarily estimated to be in the range of $2.0 to $2.5 million, potential charges including amortization of acquisition-related intangibles related to the expected Doradus acquisition and charges related to stock-based compensation expense in accordance with FAS123R.

•                  Non-GAAP Research & Development and Selling, General & Administrative expenses combined are expected to be in the range of $15.5 to $17.0 million in the third quarter of 2006. GAAP Research & Development and Selling, General & Administrative expenses combined in the third quarter of 2006 will be higher, as they will include amortization of acquisition-related intangibles preliminarily estimated to be in the range of $0.5 to $1.0 million related to the NPA acquisition, potential charges including amortization of acquisition-related intangibles related to the expected Doradus acquisition and charges related to stock-based compensation expense in accordance with FAS123R.

* The Company refers to Gross Margins as the result of net revenues less cost of revenues divided by net revenues.

Second Quarter Conference Call
Management will review the second quarter 2006 financial results and its expectations for subsequent periods at a conference call on July 31, at 2:00 p.m. Pacific Time.  To listen to the call, please visit http://ir.ikanos.com/ and click on the link provided for the web cast or dial (719) 457-2728, password 3741365.  The web cast will be archived and available through August 7, 2006 at http://ir.ikanos.com/ or by calling (719) 457-0820 and entering conference ID number 3741365.

About Ikanos Communications
Ikanos Communications, Inc. (NASDAQ: IKAN), develops chipsets that enable carriers to offer FiberFast™ bandwidth and high-speed network processing for enhanced triple-play services. Supporting transmission rates of up to 100 Mbps, Ikanos’ line of end-to-end silicon solutions power line terminals, CPE modems, and residential gateways for many of the world’s leading network equipment manufacturers. Ikanos’ solutions enable fast and cost-effective carrier rollouts of interactive broadband services, including IPTV.

© 2006 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, SmartLeap, Eagle, Fusiv, CleverConnect, Ikanos Programmable Operating System, Fx, FxS, VLR and Fiber Fast are among the trademarks or registered trademarks of Ikanos.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This document contains forward-looking statements that involve risks and uncertainties concerning the Company, including the Company’s continued leadership in delivering highly integrated, end-to-end solutions for infrastructure and customer premises equipment, use of non-GAAP measures, expected financial performance for the third quarter of 2006, expected gross margins for the third quarter of 2006, expected research & development and selling, general and administrative expenses for the third quarter of 2006. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the continued future growth of the fiber-fast broadband market; our reliance on a small number of subcontractors to manufacture, test and assemble our products; competition and competitive factors of the fiber-fast broadband market; our dependence on a few customers; the Company’s ability to create new products and technologies; and unexpected future costs and expenses and financing requirements. For a further discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that the Company files from time to time with the Securities and Exchange Commission.  The Company is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net Revenues	$41,192	$19,243	$77,017	$31,529
Costs and expenses:
Cost of revenues	25,076	8,841	43,636	15,096
Research and development	13,429	6,853	27,099	13,423
Selling, general and administrative	6,131	4,075	11,695	7,506
Common stock offering expenses	—	—	954	—
Total costs and expenses	44,636	19,769	83,384	36,025
Loss from operations	(3,444)	(526)	(6,367)	(4,496)
Interest income and other, net	1,345	90	2,304	185
Loss before provision for income taxes	(2,099)	(436)	(4,063)	(4,311)
Provision for income taxes	110	—	223	—
Loss before cumulative effect of change in accounting principle	(2,209)	(436)	(4,286)	(4,311)
Cumulative effect of change in accounting principle, net of tax	—	—	638	—
Net loss	$(2,209)	$(436)	$(3,648)	$(4,311)
Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle, net of tax	$(0.08)	$(0.24)	$(0.17)	$(2.38)
Cumulative effect of change in accounting principle, net of tax	—	—	0.03	—
Net loss per share	$(0.08)	$(0.24)	$(0.14)	$(2.38)
Weighted average shares used in calculating basic and diluted net loss per share	27,083	1,847	25,728	1,814

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended				Three Months Ended
	June 30, 2006				June 30, 2005
		Non-GAAP				Non-GAAP
	As reported	Adjustments		Non-GAAP	As reported	Adjustments		Non-GAAP
Net revenues	$41,192	$—		$41,192	$19,243	$—		$19,243
Cost and expenses:
Cost of revenues	25,076	(55	)(a)	22,666	8,841	(62	)(a)	8,779
		(1,684	)(b)
		(671	)(c)
Research and development	13,429	(964	)(a)	12,236	6,853	(1,056	)(a)	5,797
		(229	)(b)
Selling, general and administrative	6,131	(600	)(a)	4,575	4,075	(1,265	)(a)	2,810
		(956	)(b)
Total cost and expenses	44,636	(5,159)		39,477	19,769	(2,383)		17,386
Income (loss) from operations	(3,444)	5,159		1,715	(526)	2,383		1,857
Interest income and other, net	1,345	—		1,345	90	—		90
Income (loss) before income taxes	(2,099)	5,159		3,060	(436)	2,383		1,947
Provision for income taxes	110	—		110	—	—		—
Net income (loss)	$(2,209)	$5,159		$2,950	$(436)	$2,383		$1,947
Net income (loss) per share:
Basic	$(0.08)			$0.11	$(0.24)			$1.05
Diluted	$(0.08)			$0.10	$(0.24)			$0.10
Weighted average shares:
Basic	27,083			27,083	1,847			1,847
Diluted	27,083			28,944	1,847			19,381

Notes:

	Three Months Ended
	June 30,
	2006	2005
(a) Stock-based compensation	$1,619	$2,383
(b) Amortization of acquired intangible assets	2,869	—
(c) Fair value adjustment of acquired inventory	671	—
Total Non-GAAP adjustments	$5,159	$2,383

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Six Months Ended				Six Months Ended
	June 30, 2006				June 30, 2005
		Non-GAAP				Non-GAAP
	As reported	Adjustments		Non-GAAP	As reported	Adjustments		Non-GAAP
Net revenues	$77,017	$—		$77,017	$31,529	$—		$31,529
Cost and expenses:
Cost of revenues	43,636	(99	)(a)	40,733	15,096	(123	)(a)	14,973
		(1,847	)(b)
		(957	)(c)
Research and development	27,099	(1,863	)(a)	21,958	13,423	(1,688	)(a)	11,735
		(378	)(b)
		(2,900	)(d)
Selling, general and administrative	11,695	(1,609	)(a)	8,455	7,506	(2,069	)(a)	5,437
		(1,631	)(b)
Common stock offering expenses	954	(954	)(e)	—
Total cost and expenses	83,384	(12,238)		71,146	36,025	(3,880)		32,145
Income (loss) from operations	(6,367)	12,238		5,871	(4,496)	3,880		(616)
Interest income and other, net	2,304	—		2,304	185	—		185
Income (loss) before income taxes	(4,063)	12,238		8,175	(4,311)	3,880		(431)
Provision for income taxes	223	—		223	—	—		—
Income (loss) before cumulative of change in accounting principle	(4,286)	12,238		7,952	(4,311)	3,880		(431)
Cumulative effect of change in accounting principle, net of tax	638	(638	)(f)	—	—	—		—
Net income (loss)	$(3,648)	$11,600		$7,952	$(4,311)	$3,880		$(431)
Net income (loss) per share:
Basic	$(0.14)			$0.31	$(2.38)			$(0.24)
Diluted	$(0.14)			$0.28	$(2.38)			$(0.24)
Weighted average shares:
Basic	25,728			25,728	1,814			1,814
Diluted	25,728			27,924	1,814			1,814

Notes:

	Six Months Ended
	June 30,
	2006	2005
(a) Stock-based compensation	$3,571	$3,880
(b) Amortization of acquired intangible assets	3,856	—
(c) Fair value adjustment of acquired inventory	957	—
(d) Acquired in-process research and development	2,900	—
(e) Common stock offering expenses	954	—
(f) Cumulative effect change in accounting principle, net of tax	(638)	—
Total Non-GAAP adjustments	$11,600	$3,880

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2006	2005
Assets
Current assets:
Cash, cash equivalents and short-term investments	$112,852	$93,920
Accounts receivable, net	22,151	11,015
Inventory	9,009	9,125
Prepaid expenses and other current assets	2,254	2,235
Total current assets	146,266	116,295
Property and equipment, net	15,362	8,384
Goodwill	4,741	—
Intangible assets, net	13,496	—
Other assets	763	916
Total assets	$180,628	$125,595

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$23,015	$19,655
Other current liabilities	1,755	1,013
Total current liabilities	24,770	20,668

Long-term liabilities	1,705	951
Total liabilities	26,475	21,619

Commitments and contingencies

Stockholders’ equity	154,153	103,976
Total liabilities and stockholders’ equity	$180,628	$125,595